EXHIBIT 4.3

                       Form of Stock Option Agreement Form


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                        INCENTIVE STOCK OPTION AGREEMENT
                       EMPLOYEE STOCK COMPENSATION PROGRAM


          AN INCENTIVE STOCK OPTION ("Option") for a total of _____ shares of Common Stock, par value $.01 per share, of Fidelity Bancorp, Inc. (the "Corporation") is hereby granted to _________________ (the "Optionee") pursuant to the Fidelity Bancorp, Inc. 1993 Employee Stock Compensation Program ("1993 Program"). The Option granted hereby is subject in all respects to the terms and provisions of the 1993 Program and this Agreement.
The 1993 Program is hereby incorporated herein by reference.

          1. Exercise Price. The exercise price shall be $ or each share of Common Stock eligible to be exercised hereunder, which price is not less than 100% of the fair market value (110% of the fair market value if granted to a 10% stockholder) of the Common Stock on the date of grant of this Option, as determined by the Program Administrators in accordance with Section 4 of Plan I of the 1993 Program.

          2. Exercise of Option. This Option shall be exercisable pursuant to the provisions of Section 6 of Plan I of the 1993 Program as follows:

            (a)   Schedule of rights of exercise.

                                                    Percentage of Total Shares
          Years of Continuous Employment           Subject to Option Which May
            After Date of Grant of Option                  Be Exercised
          -------------------------------          ----------------------------

          0 but less than 1 year                                 0%
          1 but less than 2 years                               50%
          2 years and more                                     100%

The right to exercise pursuant to the above schedule shall be cumulative. If Option is immediately exercisable, so state.

            (b) Method of Exercise. This Option shall be exercisable by a written notice which shall:

                  (i) state the election to exercise the Option, the number of shares with respect to which it is being exercised, the person in whose name the stock certificate or certificates for such shares of Common Stock is to registered, his or her address and Social Security number (or if more than one, the names, addresses and Social Security numbers of each of such persons);

                  (ii) be signed by the person or persons entitled to exercise the Option and, if the Option is being exercised by any person or persons other than the Optionee, be accompanied by proof, satisfactory to counsel for the Corporation, of the right of such person or persons to exercise the Option; and


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                  (iii) be in writing and  delivered  in person or by  certified mail to the Corporation at its main office.

Payment of the purchase price of any shares with respect to which the Option is being exercised shall be by cash or by certified or cashier's check payable to the Corporation, in shares of Common Stock (including shares acquired pursuant to the exercise of this Option) with a fair market value equivalent to the purchase price of the shares to be acquired pursuant to this Option, by withholding some of the shares of Common Stock which are purchased upon the exercise of this Option or by any combination of the foregoing.

            (c) Restriction on Exercise. This Option may not be exercised if the issuance of the shares upon such exercise would constitute a violation of any applicable federal or state securities law or other law or regulation. As a condition to the exercise of this Option, the Corporation may require the person exercising this Option to make any representative or warranty to the Corporation as may be required by any applicable law or regulation.

          3. Non-transferability of Option. This Option may not be transferred in any manner otherwise than by will or the laws of descent and distribution, and may be exercised during the lifetime of the Optionee only by the Optionee or the Optionee's guardian or legal representative. The terms of this Option shall be binding upon the executors, administrators, heirs, successors, guardians, assigns or legal representatives of the Optionee.

          4. Term of Option.  This Option may be exercised  after the earlier of
(i) ten years from the date of grant of this Option, (ii) the date on which the Optionee ceases to be employed by the Corporation or any subsidiary for any reason other than death or disability, (iii) in the event the Optionee dies while employed by the Corporation or any subsidiary, one year after the date of death unless by its term it expires sooner, (however, in order for this Option to be treated as an incentive stock option under Section 422 of the Code, this Option must be exercised no later than three months after the date of death). and (iv) one year after the termination of employment due to disability, unless by its term it expires sooner. This Option may be exercised during such term only in accordance with the 1993 Program and the terms of this Agreement.

          5. Notice of Disposition; Withholding. The Optionee shall immediately notify the Corporation in writing of any sale, transfer, assignment or other disposition (or action constituting a disqualifying disposition within the meaning of Section 421 of the Internal Revenue Code of 1986, as amended) of any shares of Common Stock acquired through exercise of this Option, within two (2) years after the date of this Agreement or within one (1) year after the acquisition of such shares, setting forth the date and manner of disposition, the number of shares disposed of and the price at which such shares were disposed of. The Corporation shall be entitled to withhold from any compensation or other payments then or thereafter due to the Optionee such amounts as may be necessary to satisfy any withholding requirements of federal or state law or regulation and, further, to collect from the Optionee any additional amounts which may be required for such purpose.




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          6. Optionees  Subject to Section 16(b) of the Securities  Exchange Act
of 1934 ("Exchange Act"). If the Optionee is subject to Section 16(h) of the Exchange Act as of the date of this Agreement the Optionee agrees not to dispose of either the Option (other than upon exercise or conversion) or the underlying Common Stock until at least six (6) months shall have elapsed from the date of grant of the Option. If the Option was granted prior to the receipt of stockholder approval of the 1993 Program, the six-month period shall not commence until the date of such stockholder approval is obtained.

                                              ON BEHALF OF THE PROGRAM
                                              ADMINISTRATORS OF THE FIDELITY
                                              BANCORP, INC. 1993 EMPLOYEE STOCK
                                              COMPENSATION PROGRAM



Date of Grant:                   , 1997       By:
               ------------- ----                 -----------------------------

                                              Attest:
                                                      -------------------------




Agreed to and accepted this     day of             , 199   :
                            ---        ------------      --


--------------------------------------
Optionee



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          FIDELITY BANCORP, INC. EMPLOYEE STOCK COMPENSATION PROGRAM
                     INCENTIVE STOCK OPTION EXERCISE FORM


                                ----------------
                                      DATE


ATTN:     Corporate Secretary
            Fidelity Bancorp, Inc.
            1009 Perry Highway
            Pittsburgh, Pennsylvania  15237

Dear Sir or Madam:

The undersigned elects to exercise his/her Incentive Stock Option to purchase ______________ shares, par value $.01 per share, of Common Stock of Fidelity Bancorp, Inc., under and pursuant to a Notice of Grant of Incentive Stock Option dated __________ __, 1997.

Delivered herewith is cash, or a certified or cashier's check or Fidelity Bancorp, Inc. Common Stock, or a combination thereof, in the amount of $______________ in payment of the option price. If Common Stock is enclosed in full or partial consideration of the purchase price, I am also attaching a notification from the Program Administrators advising: (i) that such means of payment has been authorized and (ii) as to the fair market value of the shares proposed to be tendered by me as required by the provisions of the Program.

The name or names to be on the stock certificate or certificates and the address and social security number or addresses and social security numbers of such person or persons is as follows:

Name:
      -------------------------------------------------------------------------
Address:
         ----------------------------------------------------------------------

         ----------------------------------------------------------------------
                        City              State                Zip Code

Social Security Number:
                        ---------------------------
Very truly yours,


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(Signature of Person or Persons Exercising the Option)


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            (Print Name and Address)